Aronson & Company                                700 King Farm Road
www.aronsoncompany.com                     ROCKVILLE, MARLAND 20850
                                                PHONE: 301.231.6200
                                                  FAX: 301.231.7630

March 15, 2004

SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
WASHINGTON, D.C. 20549

Re:   Williams Industries, Incorporated
      Commission File No. 0-8190

Gentlemen:

We have reviewed the Form 8-K concerning the change in the registrant's Independent accountants and agree with the statements made by the registrant therein

/s/ Aronson & Company
ARONSON & COMPANY

Cc: Williams Industries, Inc.